UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2011, the Board of Directors of Harte-Hanks, Inc. approved amendments to the severance benefits available to its named executive officers (and other corporate officers) under certain circumstances. These new terms are embodied in a new severance agreement with each such officer. These severance agreements are designed to attract and retain key talent by providing compensation in the event of a change in control of Harte-Hanks. The Board of Directors also approved a new form of agreement for named executive officers (and other corporate officers) to provide standardized non-competition, non-solicitation, confidentiality and other restrictive covenants in favor of Harte-Hanks.

Harte-Hanks previously entered into severance agreements with each of its named executive officers and other corporate officers. Harte-Hanks’ severance agreement with Mr. Peter E. Gorman (Executive Vice President and President, Shoppers) also provided compensation in certain non-change in control circumstances, reflecting Mr. Gorman’s position at the time he first entered such agreement and the then-current terms applicable to similarly situated executives.

The severance agreements were amended to better reflect current best practices for corporate governance while still providing significant retention and motivation incentives. The amendments effected by the new agreements: (1) remove any excise-tax “gross-up” relating to Section 280G of the Internal Revenue Code of 1986; (2) remove the “modified single-trigger” feature (which allowed executive officers to receive severance compensation after a change in control without a termination of employment either (x) without cause or (y) for good reason); (3) broaden the definition of “cause”; (4) increase the multiple of annual salary and bonus payable as severance compensation (from 1.0 to 1.5 for our Vice Presidents, from 2.0 to 2.5 for our Senior Vice Presidents and Executive Vice Presidents, and from 2.0 to 3.0 for our Chief Executive Officer); (5) increase the reimbursement made in respect of COBRA expenses; and (6) add an acknowledgement that certain payments may be subject to “clawback” or recoupment of in connection with financial or other misdeeds. In contrast to the severance agreements with other named executive officers, Mr. Gorman’s new severance agreement still provides for compensation in certain non-change in control circumstances.

These new severance and restrictive covenant agreements with the company’s named executive officers were effective March 15, 2011.

The foregoing description of compensatory arrangements and the changes thereto does not purport to be a complete description of such arrangements, and is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Form 8-K and are incorporated by reference in this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Form of Amended & Restated Change in Control Severance Agreement between the Company and its Corporate Officers (other than Peter E. Gorman)

10.2	Form of Amended & Restated Severance Agreement between the Company and Peter E. Gorman

10.3	Form of Employment Restrictions Agreement between the Company and its Corporate Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: March 15, 2011

By:	/s/ Robert L. R. Munden
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Amended & Restated Change in Control Severance Agreement between the Company and its Corporate Officers (other than Peter E. Gorman)

10.2	Form of Amended & Restated Severance Agreement between the Company and Peter E. Gorman

10.3	Form of Employment Restrictions Agreement between the Company and its Corporate Officers